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FIRST NORTHWEST BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 15, 2019

Dear Shareholder:

On behalf of the Board of Directors and management of First Northwest Bancorp, we cordially invite you to attend the 2019 annual meeting of shareholders. The meeting will be held at 4:00 p.m. (Pacific Time) on Tuesday, May 7, 2019 at the Red Lion Hotel, Juan de Fuca Room, located at 221 N. Lincoln Street, Port Angeles, Washington.

The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will report on our results of operations. After the meeting, we will also address your questions and comments.

We encourage you to attend the meeting in person. Whether or not you plan to attend, please take the time to read the Proxy Statement and vote via the Internet or telephone or by completing and mailing the proxy card (if you received one) as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the annual meeting.

Your Board of Directors and management are committed to the continued success of First Northwest Bancorp and the enhancement of your investment. We appreciate your confidence and support and look forward to seeing you at the meeting.

Sincerely,

/s/ Laurence J. Hueth

Laurence J. Hueth
President and Chief Executive Officer

FIRST NORTHWEST BANCORP
105 W. EIGHTH STREET
PORT ANGELES, WASHINGTON 98362
(360) 457-0461

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2019

Notice is hereby given that the 2019 annual meeting of shareholders of First Northwest Bancorp will be held at the Red Lion Hotel, Juan de Fuca Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, May 7, 2019 at 4:00 p.m. (Pacific Time). At the meeting, shareholders will be asked to consider the following:

Proposal 1.    Election of three directors to each serve for a three-year term;

Proposal 2.     An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and

Proposal 3.    Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2019.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on February 28, 2019 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT. We urge you to read this Proxy Statement carefully. Whether or not you plan to attend the annual meeting in person, we urge you to vote promptly through the Internet, by telephone or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card, which is solicited by the Board of Directors, will save us the expense and extra work of additional solicitation. If you attend and vote at the annual meeting in person, your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christopher J. Riffle
Christopher J. Riffle
Chief Operating Officer and
Corporate Secretary

Port Angeles, Washington
March 15, 2019

PROXY STATEMENT
OF
FIRST NORTHWEST BANCORP
105 W. EIGHTH STREET
PORT ANGELES, WASHINGTON 98362
(360) 457-0461

ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2019

The Board of Directors of First Northwest Bancorp is using this Proxy Statement to solicit proxies from our shareholders for use at our 2019 annual meeting of shareholders. We first provided access to this Proxy Statement and a form of proxy card to our shareholders on or about March 15, 2019.

The information provided in this Proxy Statement relates to First Northwest Bancorp and its wholly owned subsidiary, First Federal Savings and Loan Association of Port Angeles. First Northwest Bancorp may also be referred to as “First Northwest” and First Federal Savings and Loan Association of Port Angeles may also be referred to as “First Federal” or the “Bank.” References to “we,” “us” and “our” refer to First Northwest and, as the context requires, First Federal.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:    Tuesday, May 7, 2019
Time:    4:00 p.m. (Pacific Time)
Place:    Red Lion Hotel, Juan de Fuca Room
221 N. Lincoln Street, Port Angeles, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.    Election of three directors to each serve for a three-year term;

Proposal 2.     An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and

Proposal 3.    Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2019.

We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 7, 2019

Our proxy materials are available at:
https://www.snl.com/IRW/CustomPage/4343673/Index?KeyGenPage=1073752078. The following materials are available for review:

•	Proxy Statement;

•	Notice of Internet Availability of Proxy Materials (which includes directions to the annual meeting, where you may vote in person);

•	Proxy card; and

•	Annual Report to Shareholders.

We provided access to our proxy materials beginning on or about March 15, 2019 and mailed the Notice of Availability of Proxy Materials to our shareholders. The Securities and Exchange Commission ("SEC") allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review the annual meeting materials. It also reduces printing and mailing expenses and lessens the environmental impact of paper copies.

Who Is Entitled to Vote?

We have fixed the close of business on February 28, 2019 as the record date for shareholders entitled to receive notice of and to vote at our annual meeting. Only holders of record of First Northwest’s common stock on that date are entitled to receive notice of and to vote at the annual meeting. You are entitled to one vote for each share of First Northwest common stock you own, unless you own more than ten percent of First Northwest’s outstanding shares. As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of ten percent of First Northwest’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the ten percent limit unless our Board of Directors has granted permission in advance. On February 28, 2019, the voting record date, there were 11,061,581 shares of First Northwest common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record as of the voting record date an opportunity to vote on matters scheduled for the annual meeting as described in these materials. You are a shareholder of record if your shares of First Northwest common stock are held in your name. If you are a beneficial owner of First Northwest common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below under “What if My Shares Are Held in Street Name?”

Shares of First Northwest common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can vote by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You may also vote by signing, dating, and returning the proxy card if you requested a copy of the proxy materials by mail. You can always change your vote at the meeting if you are a shareholder of record.

Shares of First Northwest common stock represented by properly executed proxies will be voted by the Proxy Committee of the Board of Directors in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the Proxy Committee will vote the shares for the election of each of our director nominees, for advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, and for the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (also referred to as "independent auditor") for 2019. If any other matters are properly presented at the annual meeting for action, the Proxy Committee will have the discretion to vote on these matters in accordance with its best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate (but identical) notices explaining how to access the proxy materials and vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted on these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees. Each participant may instruct the trustee how to vote the shares of First Northwest common stock allocated to his or her account under the ESOP by completing the proxy card distributed by the administrator. If a participant properly executes the proxy card, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions. Unallocated shares of First Northwest common stock held in the ESOP and allocated shares for which proper voting instructions are not received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions. In order to give the trustee sufficient time to vote, all vote authorization forms must be received by the transfer agent on or before May 2, 2019 at 10:00 a.m. (Pacific Time). The ESOP third party administrator is Pentegra.

How Many Shares Must Be Present to Hold the Annual Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of First Northwest common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Annual Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of First Northwest common stock. Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the three nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

Advisory (non-binding) approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Ratification of the Appointment of the Independent Auditor

The Audit Committee has appointed Moss Adams LLP as our independent auditor for the year ending December 31, 2019. Ratification of the appointment of Moss Adams LLP as our independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting. Abstentions do not constitute votes cast and therefore will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent auditor.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:
•submitting a new proxy with a later date;

•	notifying the Secretary of First Northwest in writing (or if you hold your shares in street name, your broker, bank or other nominee) before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2019, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of First Northwest’s common stock other than directors and executive officers;

•	each director and director nominee of First Northwest;

•	each executive officer of First Northwest or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of First Northwest and its subsidiaries as a group.

Persons and groups who beneficially own in excess of five percent of First Northwest’s common stock are required to file with the SEC and provide us a copy of the report disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of First Northwest’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

As of February 28, 2019, the voting record date, there were 11,061,581 shares of First Northwest common stock outstanding.

Name	Number of shares beneficially owned		Percent of shares outstanding (%)

Beneficial Owners of More Than 5%

First Northwest Bancorp Employee Stock Ownership Plan 105 W. Eighth Street Port Angeles, Washington 98362	1,036,233	(1)	9.37

First Federal Community Foundation (2) 105 W. Eighth Street Port Angeles, Washington 98362	703,700		6.36

FMR LLC 245 Summer Street Boston, Massachusetts 02110	1,009,839	(3)	9.13

Private Capital Management, LLC 8889 Pelican Bay Boulevard, Suite 500 Naples, Florida 34108	668,465	(4)	6.04

Directors
Stephen E. Oliver	23,808	(5)	*
Dana D. Behar	12,000	(6)	*
David A. Blake	24,872	(7)	*
Craig A. Curtis	20,641	(8)	*
Cindy H. Finnie	26,600	(9)	*
David T. Flodstrom	20,371	(10)	*
Laurence J. Hueth**	91,426	(11)	*
Norman J. Tonina, Jr.	23,323	(12)	*
Jennifer Zaccardo	31,300	(13)	*

Named Executive Officers

Regina M. Wood	33,927	(14)	*
Christopher A. Donohue	15,202	(15)
Kelly A. Liske	29,535	(16)	*

All current executive officers and directors as a group (14 persons)	387,803	(17)	3.50
____________
*	Less than one percent of shares outstanding.
**	Also a named executive officer.
(1)	The ESOP has shared voting and dispositive power with respect to 162,788 shares and sole dispositive power with respect to 873,445 shares.
(2)
We established the First Federal Community Foundation in connection with the mutual to stock conversion of First Federal to further our commitment to the local community. Shares of common stock held by the First Federal Community Foundation will be voted in the same proportion as all other shares of common stock on all proposals considered by First Northwest’s shareholders.

(3)
Based on information contained in the Schedule 13G/A filed on February 13, 2019 reporting sole voting and dispositive power as to all shares by FMR LLC and sole dispositive power as to all shares by Abigail P. Johnson.

(4)
Based on information contained in the Schedule 13G filed on February 8, 2019 reporting sole voting and dispositive power as to 133,075 shares and shared voting and dispositive power as to 535,390 shares.

(5)	Includes 7,500 shares held jointly with spouse and 10,800 shares of restricted stock as to which Mr. Oliver has voting power.
(6)	Includes 3,000 shares held jointly with spouse and 5,400 shares of restricted stock as to which Mr. Behar has voting power.
(7)	Includes 6,872 shares held in an individual retirement account (“IRA”) and 10,800 shares of restricted stock as to which Mr. Blake has voting power.
(8)	Includes 3,100 shares held jointly with spouse and 10,800 shares of restricted stock as to which Mr. Curtis has voting power.
(9)	Includes 2,250 shares held in an IRA and 10,800 shares of restricted stock as to which Ms. Finnie has voting power.
(Footnotes continue on following page)

(10)	Includes 4,000 shares held in an IRA and 10,800 shares of restricted stock as to which Mr. Flodstrom has voting power.
(11)
Includes 19,943 units held in the First Federal 401(k) Plan and 6,124 shares held in the ESOP. The units consist of shares of First Northwest common stock and a liquidity cash component. As a result, the number of underlying shares may fluctuate from time to time. In addition to the 401(k) Plan units and ESOP shares, includes 45,000 shares of restricted stock as to which Mr. Hueth has voting power.

(12)	Includes 10,800 shares of restricted stock as to which Mr. Tonina has voting power.
(13)	Includes 12,000 shares held jointly with spouse and 10,800 shares of restricted stock as to which Ms. Zaccardo has voting power.
(14)
Includes 15,000 shares of restricted stock as to which Ms. Wood has voting power, 7,639 units held in the First Federal 401(k) Plan, and 4,137 shares held in the ESOP. The units consist of shares of First Northwest common stock and a liquidity cash component. As a result, the number of underlying shares may fluctuate from time to time.

(15)	Includes 4,000 shares held in an IRA.
(16)
Includes 15,000 shares of restricted stock as to which Ms. Liske has voting power, 100 shares held as custodian for minors of which Ms. Liske disclaims beneficial ownership, 3,644 units held in the First Federal 401(k) Plan, and 4,113 shares held in the ESOP. The units consist of shares of First Northwest common stock and a liquidity cash component. As a result, the number of underlying shares may fluctuate from time to time.

(17)	Includes 50,000 shares of restricted stock to which current unnamed executive officers have voting power.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of nine members and, in accordance with our Articles of Incorporation, is divided into three classes. One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of First Northwest and each Board nominee for director.

The Nominating and Corporate Governance Committee of the Board of Directors selects nominees for election as directors and presents its nominees to the Board of Directors for consideration. All nominees currently serve as First Northwest directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified in the table below. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors unanimously recommends a vote “FOR” the election of Dana D. Behar, Cindy H. Finnie, and David T. Flodstrom, each for a three-year term.

Name	Age as of December 31, 2018	Year first elected or appointed director (1)	Term to expire

BOARD NOMINEES
Dana D. Behar	56	2015	2022 (2)
Cindy H. Finnie	68	2012	2022 (2)
David T. Flodstrom	71	2002	2022 (2)
____________
(1)	For years prior to 2015, includes service on the Board of Directors of First Federal.
(2)	Assuming reelection.

Name	Age as of December 31, 2018	Year first elected or appointed director (1)	Term to expire

DIRECTORS CONTINUING IN OFFICE
Laurence J. Hueth	56	2010	2020
Stephen E. Oliver	70	2001	2020
Jennifer Zaccardo	66	2011	2020
David A. Blake	70	2005	2021
Craig A. Curtis	58	2014	2021
Norman J. Tonina, Jr.	54	2013	2021
____________
(1)	For years prior to 2015, includes service on the Board of Directors of First Federal.

Information Regarding Nominees for Election and Continuing Directors. Set forth below is the principal occupation and other business experience during at least the last five years of each nominee for director and each continuing director.

Dana D. Behar has been the owner of Discovery Bay Investments, LLC, a private equity investment firm based in Seattle focused on agricultural land and real estate since September 2015. Prior to that, he worked at HAL Real Estate Investments Inc., a private equity real estate investment entity based in Seattle, Washington, for 23 years and served as its President and Chief Executive Officer from 2005 until September 2015. He also served as director of HAL Real Estate Investments Inc. from 2005 to 2016. Mr. Behar previously worked in brand management at Procter & Gamble, served as Director of Marketing for the retail chain, Egghead Software, and was a management consultant with the Wharton Small Business Development Center. He is active in his community, serving as a board member of Capitol Hill Housing and the Forterra Strong Communities Fund, and as a trustee of the Samis Foundation. Mr. Behar has a Bachelor of Arts in business with a concentration in finance from the University of Washington and a Master of Business Administration with a concentration in finance from the Wharton School of the University of Pennsylvania.

Cindy H. Finnie retired in 2011 from Allstate Insurance Company after 38 years of leadership experience. Her range of responsibilities included property and casualty underwriting, sales management, business development, agency management, financial management and developing insurance agencies. Ms. Finnie was also responsible for introducing and developing the financial services market in her area. Ms. Finnie is the co-owner and President of Rainshadow Properties, Inc., a boutique hotel and property management company that she co-founded in 1995. Ms. Finnie is also a former member of the Centrum Foundation, past Chair of the Washington State Arts Commission, Past Chair of the Fort Worden Public Development Authority, a former director of the Jefferson County Community Foundation, a member of the City of Port Townsend Lodging Tax Advisory Committee, director of the Fort Worden Foundation, and board member of the First Federal Community Foundation.

David T. Flodstrom, P.E., is retired after a 36-year career in municipal management and industrial relations. During his career, he served as the City Engineer for Port Angeles for 5 years, the Port Angeles City Manager for 10 years, and worked in industrial relations and human resources for private industries for 15 years. Mr. Flodstrom’s career has provided him with expertise in management, human resources and governance. Mr. Flodstrom is a board member of the First Federal Community Foundation, past Commissioner of the Peninsula Housing Authority, past president of Nor’ Western Rotary Club and former board member of the Olympic Medical Foundation and the Washington Business Association, and has spent over 30 years as a coach and umpire for youth baseball clubs.

Laurence J. Hueth was elected Interim President and Chief Executive Officer in December 2012 and on March 26, 2013 was elected President and Chief Executive Officer. Mr. Hueth was elected a director of First Federal in 2010. Mr. Hueth joined First Federal in 2008 and was promoted to Senior Vice President, Chief Financial Officer in March 2009. He assumed responsibility for operational and risk areas, serving as Chief Operating Officer from 2011 to 2012. Mr. Hueth has over 30 years of progressive responsibility in finance and risk management areas within the banking industry. Prior to joining First Federal, Mr. Hueth was employed for 15 years at PFF Bank & Trust located in Pomona, California, where he held positions in finance, treasury and risk management, including serving as Vice President, Operational Risk Manager and Bank Treasurer from 2005 until November 2008. Mr. Hueth is active with numerous charitable and civic organizations.

Stephen E. Oliver has served as Chairman of the Board since January 2015. Mr. Oliver is a retired attorney with over 35 years of experience in the areas of banking, real estate development, environmental and municipal law. From 2010 until his retirement in December 2014, he owned the legal consulting firm, S.E. Oliver, Inc. Prior to starting his consulting firm, Mr. Oliver was a stockholder in the Platt Irwin Law Firm (which served as general counsel to First Federal through 2017), beginning his affiliation in 1978 and serving as President from 1991 through 2009. Mr. Oliver is President of the Board of Directors of the Northwest Maritime Center located in Port Townsend, Washington, and past president of the Board of Directors of the Olympic Medical Center Foundation located in Port Angeles, Washington. Much of Mr. Oliver’s professional activity was devoted to assessing risk in banking and real estate development transactions, as well as general litigation risk. He has served on bank boards continuously since 2001 and, in that capacity, has chaired both audit and loan committees for extended periods.

Jennifer Zaccardo is President and Tax Partner of Baker, Overby & Moore Inc., P.S, a public accounting firm with which she has been affiliated since 1983. She is a Certified Public Accountant with particular expertise in the timber industry and small business financial reporting and taxation, and is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Zaccardo is a past president and treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years.

David A. Blake is the Chief Operations Officer of Blake Sand and Gravel, a producer of washed sand and aggregate and crushed rock and Secretary/Treasurer of Blake Tile & Stone, a landscaping and tile supplier. He joined the family business in 1969 and served as President and Chief Executive Officer from 1980 until 2010. He continues to serve on the Board of Directors of both companies. Mr. Blake is a member of the Board of Directors of the Albert Haller Foundation, a board member of the Olympic Medical Foundation, and served on the Sequim School Board of Directors for 31 years.

Craig A. Curtis is a registered architect and officer of Katerra, Inc. Mr. Curtis oversees the Building Design Division of the company as President of Katerra Architecture, LLC. Katerra is a multi-faceted real estate company founded by Silicon Valley entrepreneurs to reinvent the way buildings are delivered, through leveraging technology, supply chain and factory prefabrication. Prior to joining Katerra, Mr. Curtis was employed by The Miller Hull Partnership beginning in 1987 and served as a partner from 1994 until 2016. In 2004, Miller Hull was awarded the American Institute of Architects (AIA) National Firm Award, and in 2008, Mr. Curtis was elected to the AIA College of Fellows, a distinction awarded to approximately 4% of its members. Mr. Curtis has degrees in Architecture and Construction Management from Washington State University and chairs the External Advisory Board for the WSU Center for Environmental Research, Education and Outreach (CEREO). He is a director of the First Federal Community Foundation. A resident of Kitsap County for 26 years, Mr. Curtis served on committees for the North Kitsap School District and Suquamish Community Advisory Council.

Norman J. Tonina, Jr. has served as the Chairman of the Fort Worden Public Development Authority in Port Townsend, Washington since 2015. Mr. Tonina is also an adjunct faculty member in Seattle Pacific University’s graduate program in Industrial and Organizational Psychology. Mr. Tonina most recently worked at Grameen Foundation, a non-governmental organization focused on enabling the poor to create a world without poverty, where he served as an advisor to the Chief Executive Officer and Board of Directors (2012-16) and as its Chief Human Resources Officer (2010-12), focused on driving strategic alignment, organizational effectiveness, and human resource re-engineering initiatives. He began his career at Digital Equipment Corporation in 1987 and joined Microsoft in 1993 as a finance manager for its Systems products, rising to become Senior Director of Finance for Microsoft’s Platforms and Applications business. In 1999, he transitioned to Human Resources, where he directed major strategic global HR initiatives, spending the majority of his time focused on culture, leadership, and talent strategies. Mr. Tonina earned his Bachelor of Arts degree in Business Administration from Northeastern University, a certificate in human resources from the University of Michigan, and a Master’s degree in Organizational Psychology from Antioch University. Mr. Tonina continues to be actively involved in community organizations in both Seattle and Port Townsend, Washington, and is the Chairman of the First Federal Community Foundation.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes and skills the Nominating and Corporate Governance Committee considered in making its decision to nominate directors to our Board. The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

Experience, Qualification, Skill or Attribute	Behar	Blake	Curtis	Finnie	Flodstrom	Hueth	Oliver	Tonina	Zaccardo

Professional standing in chosen field	X	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X			X		X			X
Audit committee financial expert									X
Civic and community involvement	X	X	X	X	X	X	X	X	X
Other public company experience	X			X		X		X
Leadership and team building skills	X	X	X	X	X	X	X	X	X
Diversity by race, gender or culture				X					X
Specific skills/knowledge:
Finance	X	X	X	X	X	X	X	X	X
Technology			X			X		X	X
Marketing	X	X	X	X
Public affairs	X	X	X		X
Human resources		X		X	X			X	X
Governance	X	X		X	X		X	X	X

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors
The Boards of Directors of First Northwest and First Federal conduct their business through board and committee meetings. During 2018, the Board of Directors of First Northwest held twelve meetings and the Bank held eleven meetings. No director of First Northwest or the Bank attended fewer than 75 percent of the total meetings of the boards and committees on which that person served during 2018.
Committees and Committee Charters

The Board of Directors of First Northwest has standing Audit, Compensation, Nominating and Corporate Governance, and Executive committees. The Board has adopted written charters for the Audit, Compensation, and Nominating and Corporate Governance committees, copies of which are available on our website at www.ourfirstfed.com. All members of the Audit, Compensation, and Nominating and Corporate Governance committees are independent, in accordance with the requirements for companies listed on NASDAQ.

The Audit Committee consists of Directors Zaccardo (Chair), Behar, Blake, Oliver and Tonina. This committee’s primary responsibilities are to: oversee the integrity of First Northwest’s financial reporting processes, financial statement audits and systems of internal controls regarding finance, accounting and legal compliance; oversee the independence and performance of First Northwest’s independent auditors and internal audit function; and provide an avenue of communication among the independent auditor, management and the Board of Directors. In addition, the Board of Directors has determined that Ms. Zaccardo meets the definition of “audit committee financial expert,” as defined by the SEC. The Audit Committee meets quarterly and on an as needed basis. The Audit Committee met eight times during 2018.

The Compensation Committee consists of Directors Finnie (Chair), Flodstrom, Oliver and Tonina. This committee meets semiannually and on an as needed basis, and provides general oversight regarding the personnel, compensation and benefits matters of First Northwest. In furtherance of this purpose, the committee is responsible for setting the compensation of our Chief Executive Officer and reviewing his performance, reviewing the compensation of senior executives, and recommending board member compensation. The Compensation Committee met three times during 2018.

The Nominating and Corporate Governance Committee consists of Directors Blake (Chair), Curtis, Finnie, Oliver and Tonina. This committee is responsible for assessing board and committee membership needs, succession planning, and implementing policies and processes regarding corporate governance matters. The Nominating and Corporate Governance Committee meets semiannually and on an as needed basis, and met four times during 2018.

The Executive Committee consists of Directors Oliver, Blake and Zaccardo. This committee acts for the Board of Directors when formal board action is required between regular meetings. The Executive Committee did not meet during 2018.

Leadership Structure

First Federal has separated the positions of Chairman and Chief Executive Officer. The Chairman, who is an independent director, leads the board and presides at all board meetings, while the President and Chief Executive Officer runs the day-to-day business of First Northwest. The board supports having an independent director in a board leadership position. Having an independent chairman enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The Chairman also serves as a liaison between the board and senior management.

Board Involvement in Risk Management Process

As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our Board of Directors is to oversee the amount and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies, and regular monitoring of risk such as interest rate risk exposure, liquidity, and problem assets. Some oversight functions are delegated to committees of the board, with such committees regularly reporting to the full board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent auditor and meets directly with the auditors at various times during the course of the year.

Corporate Governance Policy

First Northwest Bancorp has adopted a corporate governance policy. The policy covers the following matters:

•	the role of the board;

•	the composition, responsibilities and operation of the Board of Directors;

•	the establishment and operation of board committees, including audit, nominating and corporate governance, and compensation committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the board’s interaction with management and third parties;

•	the evaluation of the performance of the Board of Directors and the Chief Executive Officer;

•	communications with shareholders, and annual meeting attendance; and

•	director orientation and continuing education.

Director Independence. Our common stock is listed on the NASDAQ Global Market. In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors. The board has determined that eight of our nine directors are independent, as defined by NASDAQ. Directors Behar, Blake, Curtis, Finnie, Flodstrom, Oliver, Tonina, and Zaccardo are all independent. Only Director Hueth, who is our President and Chief Executive Officer, is not independent.

Code of Ethics. The Code of Ethics is applicable to each of our directors, officers and employees, and requires individuals to maintain the highest standards of professional conduct. The Code is reviewed and updated from time to time. The board approved updates to the Code in June 2018. A copy of the Code of Ethics is available on our website at www.ourfirstfed.com.

Shareholder Communication with the Board of Directors. The Board of Directors welcomes communication from shareholders. Shareholders may send communications to the Board of Directors, First Northwest Bancorp, 105 W. Eighth Street, Port Angeles, Washington 98362. Shareholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded appropriately.

Annual Meeting Attendance by Directors. First Northwest encourages, but does not require, its directors to attend the annual meeting of shareholders. All directors attended the annual meeting of shareholders held on May 8, 2018.

Transactions with Related Persons. First Federal has followed a policy of granting loans to executive officers and directors which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to First Federal prevailing at the time (unless made pursuant to the employee loan program described below), in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans to directors and executive officers and their related persons at December 31, 2017 and 2018 were performing in accordance with their terms.

Stock Ownership Guidelines. In May 2017, the Board of Directors adopted a non-employee director stock ownership policy because it believes that it is in First Northwest’s best interest to align the financial interests of our non-employee directors with those of First Northwest’s shareholders. The policy requires non-employee directors to own shares of First Northwest’s common stock equal in value to three times the respective director’s annual cash retainer. Directors must meet these ownership guidelines by May 2020 or within three years of joining the Board, whichever is later. All of our eight non-employee directors met the policy requirement at December 31, 2018.

Employee Loan Program. First Federal offers an employee loan program to all employees to assist employees with loans for a variety of personal, family or household credit needs, or for the purchase, construction or refinancing of a home which is the employee’s primary residence. All loans offered to employees are closed on the same terms as those available to members of the general public except following closing, the terms of employee loans are modified to reflect a preferential interest rate. Existing loans may be modified to conform to the terms of the employee loan program. If an employee terminates employment at First Federal, the interest rate on the loan reverts to the original rate for the general public. No director or executive officer had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during 2017 or 2018.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2018, except for Mr. Hueth, our President and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table in the section entitled “Executive Compensation” below.

Name	Fees earned or paid in cash ($)	Stock Awards (1)	All Other Compensation ($) (2)	Total ($)

Stephen E. Oliver	39,875	—	324	40,199
Dana D. Behar	32,725	—	162	32,887
David A. Blake	34,888	—	324	35,212
Craig A. Curtis	31,750	—	324	32,074
Cindy H. Finnie	36,675	—	324	36,999
David T. Flodstrom	36,725	—	324	37,049
Norman J. Tonina, Jr.	32,563	—	324	32,887
Jennifer Zaccaardo	35,563	—	324	35,887
(1) Shares of restricted stock granted in July 2016 and unvested as of December 31, 2018 were as follows: Director Behar, 5,400 shares; each of Directors Blake, Curtis, Finnie, Flodstrom, Oliver, Tonina, and Zaccardo, 10,800 shares.

(2) Amounts paid in cash dividends on unvested share of restricted stock.

The non-employee (outside) directors of First Northwest receive compensation for their service on the board. In setting their compensation, the Board of Directors considers the significant amount of time and level of skill required for director service. For 2018, outside directors received an annual retainer (paid monthly), as follows: Chairman, $36,300; Vice Chairman and Committee Chairs, $31,500; and all other directors, $28,500. Directors do not receive a fee for attending board meetings. Committee members received fees for committee meeting attendance of $325 per meeting for regular members and $425 per meeting for committee chairs, with the exception of the Audit Committee Chair, who receives $625 per meeting. Fees for interim committee meetings called for a particular purpose and not to discuss regular agenda items were paid at half the committee meeting fee.

Deferred Compensation Plan. In order to encourage the retention of qualified directors, we offer a deferred compensation plan whereby directors may defer all or a portion of their regular fees until a permitted distribution event occurs under the plan. Each director may direct the investment of the deferred fees among investment options made available by First Federal. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the directors have the status of unsecured creditors of First Northwest with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (on account of termination of service, pre-retirement death or disability), a change in control, an unforeseeable emergency or upon a date specified by the director, in an amount equal to the value of the director’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). A director may elect, at the time he or she makes a deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. A director may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. At December 31, 2018, our estimated deferred compensation liability accrual with respect to non-employee directors under the deferred compensation plan was approximately $459,488.

EXECUTIVE COMPENSATION

Description of Executive Compensation Program

This section provides a brief overview of First Federal’s executive compensation program and the process followed by our Compensation Committee in making decisions about executive compensation. Following this discussion are various tables and additional information about the compensation paid or payable to First Federal’s “named executive officers,” including Laurence J. Hueth, President and Chief Executive Officer; Regina M. Wood, Executive Vice President, Chief Financial Officer and Treasurer; and Kelly A. Liske, Executive Vice President and Chief Banking Officer. In addition, Christopher A. Donohue, who served as Executive Vice President and Chief Credit Officer through August 31, 2018, is shown as a named executive officer below.

Compensation Philosophy and Objectives. In general, First Federal’s executive compensation policies are designed to establish an appropriate relationship between executive pay and First Federal’s performance. In particular, our executive compensation program is intended to:

•	attract and retain key executives who are vital to our long-term success;

•	provide levels of compensation competitive with our peers and commensurate with our performance;

•	compensate executives in ways that inspire and motivate them; and

•	properly align risk-taking and compensation.

Role of the Compensation Committee. The Compensation Committee is responsible for setting the policies and compensation levels for our directors, officers and employees. The Committee is responsible for evaluating the performance of the Chief Executive Officer and setting his compensation, while the Chief Executive Officer evaluates the performance of other senior officers and informs the Committee regarding compensation levels for the senior officers. The Chief Executive Officer is not involved in decisions regarding his own compensation.

Use of Compensation Consultants. Since January 2014, the Compensation Committee has engaged Pearl Meyer & Partners, LLC (“PM&P”), an independent compensation consulting firm, to provide advice to the Committee regarding executive compensation matters. PM&P is retained by, and reports directly to, the Committee, and provides no other services to First Northwest or First Federal. Based on standards promulgated by the SEC and the NASDAQ to assess compensation advisor independence, as well as the analysis conducted by PM&P in its independence review, the Compensation Committee has concluded that PM&P is an independent and conflict-free advisor to the Committee. In 2016, PM&P assisted the Committee in developing a peer group of financial holding companies ranging in total assets from $400 million to $1.5 billion and headquartered in the Western United States and Washington. The Committee reviews executive compensation information derived from the peer group, as well as other industry surveys of executive compensation, as a market comparison of compensation levels and practices and to assess the competitiveness of First Federal’s executive compensation program.

Compensation Program Elements. For several years, our executive compensation program has focused primarily on the following components:

Pay element	What it rewards	Purpose

Base salary	Core competency in the executive’s role relative to skills, experience and contributions to First Northwest and First Federal	Provide assurance of specified level of compensation to attract and retain qualified individuals

Short-term incentive	Contributions toward achieving corporate earnings, growth and risk management objectives	Provide opportunities to receive annual performance-based cash incentive compensation

Long-term incentive	Contributions toward increasing long-term shareholder value	Promote long-term growth and profitability through periodic restricted stock awards with five-year vesting

Executive officers may also participate in a deferred compensation plan, a 401(k) plan, and an employee stock ownership plan as described in more detail under “Retirement Benefits” below. We have also entered into employment agreements with Mr. Hueth, Ms. Wood, and Ms. Liske that provide, among other things, for severance compensation upon involuntary termination in certain situations, as described under “Employment Agreements for Named Executive Officers” below. In addition, First Federal and First Northwest offer medical and dental insurance coverage, vision care coverage, group life insurance coverage, and long-term disability insurance coverage under welfare and benefit plans in which most employees, including executive officers, are eligible to participate.

Compensation Clawback Provision. In the event that First Northwest or First Federal is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, First Federal will recover incentive compensation awarded to current or former executive officers, during the preceding three years, to the extent the original awards exceed the amounts that would have been paid under the restated results, or as otherwise required by applicable laws or regulations.

Summary Compensation Table

The following table presents information regarding the compensation of: (1) our President and Chief Executive Officer; (2) our next two most highly compensated executive officers who were serving as executive officers on December 31, 2018; and (3) an executive officer who was one of our two most highly paid executive officers for 2018 but left First Northwest prior to yearend. As a result of our change in fiscal year during 2017 from June 30 to December 31, this table includes compensation information for the transition period from July 1, 2017 through December 31, 2017, as well as the fiscal years ended December 31, 2018, and June 30, 2017.

Name and Principal Position	Period	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compen-sation ($)(2)	All Other Compen-sation ($) (3)	Total ($)

Laurence J. Hueth	Year ended December 31, 2018	288,907	---	--	74,696	363,603
President and Chief	Six months ended December 31, 2017	144,454	---	--	49,479	193,933
Executive Officer	Year ended June 30, 2017	293,739	952,500	124,418	65,790	1,436,447

Regina M. Wood	Year ended December 31, 2018	200,000	---	37,854	24,806	262,660
Executive Vice President	Six months ended December 31, 2017	90,750	---	23,028	22,933	136,711
	Year ended June 30, 2017	186,449	317,500	64,456	26,562	594,967

Christopher A. Donohue	Year ended December 31, 2018	150,964	---	30,775	218,571	400,310
Executive Vice President	Six months ended December 31, 2017	90,750	---	24,390	23,295	138,435
and Chief Credit Officer	Year ended June 30, 2017	184,922	317,500	64,637	26,222	593,281

Kelly A. Liske	Year ended December 31, 2018	215,000	---	51,184	31,527	297,711
Executive Vice President	Six months ended December 31, 2017	92,500	---	30,434	28,674	151,608
and Chief Banking Officer	Year ended June 30, 2017	177,820	317,500	75,188	31,340	601,848
____________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 10 of the Notes to Consolidated Financial Statements in First Federal’s Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Reflects amounts earned under the Cash Incentive Plan. The material terms of the Cash Incentive Plan for 2018 are described below under “Short-term Incentive Compensation.”
(3)	Amounts reported for 2018 that represent "All Other Compensation" for each of the named executive officers are described in the table below.

(3) Name	401(k) Matching Contribution ($)	Life Insurance Premia ($)	ESOP Contribu-tions ($)	Dividends on Unvested Shares of Restricted Stock ($)	SERP Contribu-tion ($)	Auto Allowance ($)	Severance ($)
Laurence J. Hueth	7,361	1068	27,377	1,350	38,890	—	—
Regina M. Wood	5,694	498	18,614	450	—	—	—
Christopher A. Donohue	10,190	893	18,688	—	—	—	188,800
Kelly A. Liske	5,973	418	19,136	450	—	6,000	—

Short-Term Incentive Compensation

We believe that the opportunity for performance-based pay for officers is a significant factor in aligning the interests of the officers with those of shareholders. With input and recommendations by the Chief Executive Officer, the Cash Incentive Plan is authorized by the Board of Directors and administered by the Compensation Committee, to ensure proper alignment with First Federal’s business objectives.

Each named executive officer has a set of predefined goals which consist of corporate performance goals and may also include personal goals outlined in the officer’s individual participation agreement. Each participant is assigned a target award level and range that defines their incentive opportunity. Each executive’s actual incentive compensation will be determined on whether the executive exceeds “threshold,” “target” and “stretch” performance levels. Actual awards will be allocated based on specific performance goals defined for each participant and will range from 0% to 150% of their target incentive opportunity. Each participant’s payout is calculated on eligible earnings, as defined in Cash Incentive Plan, and will be made in a cash lump sum.

On January 23, 2018, the Compensation Committee selected the participants under the Cash Incentive Plan, which include the Chief Executive Officer, all Executive and Senior Vice Presidents and selected Vice Presidents, and established performance goals for all participants. The annual incentive opportunities for the named executive officers, expressed as a percentage of annualized base salary at December 31, 2018, were as follows:

Executive	Below threshold	Threshold (50%)	Target (100%)	Stretch (150%)

Laurence J. Hueth	0%	15.00%	30.00%	45.00%
Kelly A. Liske	0%	14.00%	28.00%	42.00%
Other named executive officers	0%	12.50%	25.00%	37.50%

For 2018, the named executive officers’ goals consisted entirely of corporate goals. The Compensation Committee approved the following corporate performance measures for the named executive officers:

Performance measure		Threshold	Target	Stretch
		(dollars in thousands)
Net income (1)	Range	90%	100%	115%
	Plan	$6,595	$7,328	$8,427

Loan growth (2)	Range	70%	100%	130%
	Plan	6.19%	8.84%	11.49%

Deposit growth (3)	Range	80%	100%	120%
	Plan	6.48%	8.1%	9.72%

Non-performing assets (NPAs)/assets (4)	Range	150%	100%	50%
	Plan	0.32%	0.21%	0.11%

Operating expenses/average assets (5)	Range	110%	100%	90%
	Plan	2.98%	2.71%	2.44%
____________
(1)	Net income for the year ended December 31, 2018.
(2)	Net loans at December 31, 2018 less net loans at December 31, 2017, divided by net loans at December 31, 2017.
(3)	Total deposits at December 31, 2018 less total deposits at December 31, 2017, divided by total deposits at December 31, 2017.
(4)	NPAs (excluding restructured loans and impaired securities) as of December 31, 2018, divided by total assets at December 31, 2018.
(5)	Total noninterest expense divided by annual average total assets.

These corporate performance measures are based on the consolidated performance of First Northwest.

For the year ended December 31, 2018, the corporate performance weightings applicable to the named executive officers were as follows:

Executive	Net income	Loan growth	Deposit growth	NPAs/Assets	Operating expenses/ Assets

Laurence J. Hueth (1)	35%	15%	10%	20%	20%
Regina M. Wood	20%	20%	25%	10%	25%
Christopher A. Donohue	15%	20%	10%	25%	30%
Kelly A. Liske	20%	20%	20%	25%	15%

(1) Payment of benefits to Mr. Hueth under the 2018 Cash Incentive Plan was contingent on achieving the target amount of net income, which was not met.

The following table summarizes First Northwest’s performance and resulting payouts associated with the corporate goals for the year ended December 31, 2018:

Performance measure	Performance achieved (thousands)	Payout as a percentage of target

Net income	$7,105	50%
Loan growth	10.76%	136%
Deposit growth	6.24%	0%
NPAs/assets	0.15%	130%
Operating expenses/average assets	2.70%	102%

Outstanding Equity Awards

The purpose of the First Northwest Bancorp 2015 Equity Incentive Plan (the “2015 Plan”) is to promote the long-term growth and profitability of First Northwest, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide plan participants with incentives that are closely linked to the interests of all shareholders of First Northwest. The Plan was approved by shareholders in 2015 and allows for the grant of stock options and restricted stock awards to eligible participants.

In July 2016, each of our named executive officers received a restricted stock award with a five-year vesting schedule, with the first 20% vesting on the one-year anniversary of the grant date and an additional 20% vesting each year thereafter. The following information with respect to outstanding stock awards as of December 31, 2018, is presented for the named executive officers.

Name	Grant date	Stock Awards (1)
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Laurence J. Hueth	07/07/16	45,000	667,350
Regina M. Wood	07/07/16	15,000	222,450
Christopher A. Donohue (3)	07/07/16	—	—
Kelly A. Liske	07/07/16	15,000	222,450
___________
(1)	Awards vest pro rata over a five-year period from the grant date, with the first 20 percent vesting one year after the grant date.
(2)	Market value is based on the per-share closing price of FNWB stock on December 31, 2018 of $14.83.
(3)	The unvested shares of restricted stock granted to Mr. Donohue, who served as Executive Vice President and Chief Credit Officer through August 31, 2018, were forfeited upon his departure.

The 2015 Plan provides for accelerated vesting of awards in the event of a recipient’s death or disability, or a change in control. Unvested awards will become exercisable or vest upon the date of the recipient’s death or disability. With respect to a change in control, unvested awards will become exercisable or vest only if the participant experiences an involuntary termination within 365 days following the change in control event or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently-valued award.

Retirement Benefits

In order to encourage the retention of qualified officers, we offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan. Each officer may direct the investment of the deferred salary among investment options made available by First Federal. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the officers have the status of unsecured creditors of First Federal with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (whether on account of termination of employment, pre-retirement death, or disability), a change in control, an unforeseeable emergency or upon a date specified by the officer, in an amount equal to the value of the officer’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). An officer may elect, at the time of the deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. An officer may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. Currently, Mr. Hueth is the only named executive officer who participates in this plan. In 2014, the Board of Directors voted to begin making an annual contribution to Mr. Hueth’s deferred compensation plan account in an amount equal to ten percent of his base salary, referred to in the summary compensation table above as "SERP Contribution".

We currently offer a qualified, tax-exempt savings plan to eligible employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Participants are permitted to make pre-tax contributions to the 401(k) Plan of up to a maximum of $18,500 in 2018. In addition, participants who have attained age 50 may defer an additional $6,000 annually as a 401(k) “catch-up” contribution. First Federal matches 50% of the first six percent of participants’ contributions to the 401(k) Plan, including catch-up contributions. All participant 401(k) contributions, rollovers and earnings are fully and immediately vested. Matching contributions and related earnings vest at a rate of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

In connection with the conversion of First Federal from the mutual to the stock form of organization, we established an employee stock ownership plan. This plan provides eligible employees a beneficial interest in First Northwest Bancorp and an additional retirement benefit in the form of First Northwest Bancorp common stock. Participants will have a nonforfeitable interest in their individual account based on a vesting schedule of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

Employment Agreements for Named Executive Officers

On July 28, 2015, we entered into amended three-year employment agreements with Mr. Hueth, Ms. Wood, Mr. Donohue and Ms. Liske. In 2018, revisions were made to the employment agreements and current executive officers entered into the updated agreements. Under the employment agreements, the base salary levels for Mr. Hueth, Ms. Wood, and Ms. Liske have been updated and reviewed and are, as of December 31, 2018, $288,907, $200,000, and $215,000, respectively, which amounts will be paid by First Northwest and First Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the board. Prior to the anniversary date of the employment agreements, unless notice is given by First Northwest or First Federal to the executive, or by the executive to First Northwest or First Federal, at least 90 days prior to the anniversary date, the term of the agreements will be extended for an additional year upon review and approval by the board or an authorized committee.

The agreements provide that the executives may participate, to the same extent as executive officers of First Northwest and First Federal generally, in all plans of First Northwest and First Federal relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to executive officers of First Northwest Bancorp or First Federal, including supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues, physical examinations, and financial planning and tax preparation services. The executives also will receive annual paid vacation, and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the board or an authorized committee of the board may determine.

The employment agreements with each of the named executive officers provide for potential payments upon the executive’s involuntary termination in certain situations, or upon death or disability. Any such payments are conditioned on receipt of the executive's signed release of claims against First Northwest and First Federal. The agreements may be terminated by the Board of Directors at any time. If an executive’s employment is terminated other than for cause, without the executive’s consent, or by the executive for “Good Reason”, then for one year after the date of termination First Northwest and First Federal would be required to pay the executive’s salary at the rate in effect immediately prior to the date of termination and the pro rata portion of any incentive award or bonus, the amount of which will be determined by First Federal’s Board of Directors in its sole discretion, and continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Federal’s health, life and disability programs. "Good Reason" means, in the absence of the Employee's written consent, any of the following: (i) a material diminution in the executive's base compensation; (ii) a material diminution in the executive's authority, duties, or responsibilities; or (iii) a material change in the geographic location at which the executive must perform services of more than 35 miles.

The employment agreements also provide for severance payments and other benefits if an executive is involuntarily terminated not for cause (or terminates his or her employment for “Good Reason,” as defined above) within 24 months following a Change in Control event. The agreements define "Change in Control" as a change in the ownership or effective control of the Company or First Federal or a change in the ownership of a substantial portion of the assets of the Company or First Federal, as defined in Treasury Regulation § 1.409A-3(i)(5) or in subsequent regulations or other guidance issued by the Internal Revenue Service. For purposes of illustration, a Change in Control generally occurs on the date that: (i) any one person, or more than one person acting as a group, acquires ownership of the Company's stock or First Federal's stock that, together with stock already held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company's stock or First Federal's stock; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition), ownership of Company stock or First Federal stock that constitutes 35 percent or more of the total voting power of the Company's stock or First Federal's stock; (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or (iv) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition), assets from the Company or First Federal that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the Company's assets or First Federal's assets immediately before the acquisition.

In the event of a termination in connection with a Change in Control, the employment agreements provide that First Northwest and First Federal jointly shall: (1) pay to the executive in a lump sum, as soon as practicable following receipt of the signed release described above, an amount equal to a multiple of the average of the executive’s five prior years’ annual salary (the multiple being 2.75 for Mr. Hueth and 2.00 for Ms. Wood and Ms. Liske); and (2) continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Federal’s health, life and disability programs for one year after the executive’s termination of employment. Section 280G of the Internal Revenue Code provides that if payments made in connection with a Change in Control equal or exceed three times the individual’s base amount, then a portion of those payments are deemed to be “excess parachute payments.” An executive’s “base amount” is generally the average of the executive’s taxable compensation for the last five years preceding the year in which a Change in Control occurs. Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest and First Federal would not be entitled to deduct the amount of such excess parachute payments. The employment agreements provide that severance and other payments payable upon a Change in Control, that constitute parachute payments and would be subject to the excise tax, must either be (i) paid in full or (ii) paid to a lesser extent only if no portion would then be subject to the excise tax, whichever amount results in the executive receiving, on an after-tax basis, the greatest amount of benefits.

Under the employment agreements, each executive also has agreed not to compete with First Federal, and not to solicit any employees or any customers, or potential customers actively solicited by First Federal during the preceding 12 months, to leave First Federal, while employed by First Federal and for one year following termination of employment.

If an executive becomes entitled to benefits under the terms of First Northwest’s or First Federal’s then-current disability plan, if any, or becomes otherwise unable to fulfill the duties required under the employment agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees. In the event of an executive’s disability, First Northwest and First Federal may provide the executive with written notice in accordance with the agreement of its intention to terminate the executive's employment. In such event, the executive's employment shall terminate effective on the 30th day after receipt of such notice by the executive (the "Disability Effective Date"); provided that, within the 30 days after such receipt, the executive shall not have returned to full-time performance of the executive's duties.

In the event of an executive’s death while employed under an employment agreement and prior to any termination of employment, First Northwest and First Federal will pay to the executive’s estate, or such person as the executive may have previously designated, the salary which was not previously paid and which the executive would have earned if he or she had continued to be employed under the agreement through the last day of the month in which the executive died, together with the benefits provided under the employment agreement through that date.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statement and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of First Northwest’s executives as disclosed in the Proxy Statement. We currently hold our say-on-pay vote every year. The proposal will be presented at this year’s annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of First Northwest Bancorp’s named executive officers, as disclosed in the Executive Compensation section, the compensation tables and related material in First Northwest’s Proxy Statement for the 2019 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of First Northwest and First Federal, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the First Northwest Board of Directors reports as follows with respect to First Northwest’s audited financial statements for the year ended December 31, 2018:

•	the Audit Committee has completed its review and discussion with management of the audited financial statements for the year ended December 31, 2018;

•	the Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended;

•
the Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•
the Audit Committee has, based on its review and discussions with management of the audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that First Northwest’s audited financial statements for the year ended December 31, 2018, be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Jennifer Zaccardo (Chair)
Dana D. Behar
David A. Blake
Stephen E. Oliver
Norman J. Tonina, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as First Northwest’s independent auditor for the year ending December 31, 2019. You are asked to ratify the appointment of Moss Adams LLP at the annual meeting. Although shareholder ratification of the appointment of Moss Adams LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the annual meeting as a matter of good corporate practice. If the appointment of Moss Adams LLP is not ratified by our shareholders, the Audit Committee may appoint another independent auditor or it may decide to maintain its appointment of Moss Adams LLP. Even if the appointment of Moss Adams LLP is ratified by the shareholders at the annual meeting, the Audit Committee, in its discretion, may select a different independent auditor at any time during the year. Moss Adams LLP served as our independent auditor for the year ended December 31, 2018, and a representative of the firm is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Moss Adams LLP as our independent auditor.

The following table sets forth the aggregate fees billed to First Northwest and First Federal for professional services rendered by Moss Adams LLP for the year ended December 31, 2018, the transition period from July 1, 2017 through December 31, 2017 and the fiscal year ended June 30, 2017.

Name	Year Ended	July 1, 2017 – December 31, 2017	Year ended June 30,
	December 31, 2018		2017

Audit Fees	$345,800	$312,839	$340,381
Audit-Related Fees	38,000	10,500	36,500
Tax Fees	26,500	21,340	25,020
All Other Fees	—	—	—

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor. All of the services provided by Moss Adams LLP during the year ended December 31, 2018, were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of First Northwest’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. Directors, executive officers and greater than 10 percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. The SEC has established filing deadlines for these reports and we are required to disclose in this Proxy Statement any late filings or failures to file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the year ended December 31, 2018, all filing requirements applicable to our reporting officers, directors and greater than 10 percent shareholders were properly and timely complied with, except for Mr. Curtis, Mr. Davis, Mr. Donohue, Mr. Flodstrom, Mr. Hueth, Ms. Liske, Mr. Oliver, and Ms. Wood, each of whom was a reporting person during 2018 and filed one late Form 4 report with respect to the withholding of restricted shares to satisfy a tax withholding obligation.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2020 annual meeting of shareholders must be received at the executive office at 105 W. Eighth Street, Port Angeles, Washington 98362, no later than November 16, 2019, in order to be eligible for inclusion in our printed proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 nor more than 120 days prior to the date of the meeting; provided that if less than 100 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of business on the tenth day following the day on which notice of the meeting was provided to shareholders. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Northwest’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or electronically or by telephone without additional compensation.

Our Annual Report to Shareholders, including the Annual Report on Form 10-K, has been made available to all shareholders of record as of the close of business on the voting record date. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christopher J. Riffle
Christopher J. Riffle
Chief Operating Officer and
Corporate Secretary

Port Angeles, Washington
March 15, 2019

First Northwest Bancorp

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m. (Pacific Time) on May 7, 2019. Votes for shares held in the ESOP or 401(k) must be received by 10:00 a.m. (Pacific Time) on May 2, 2019.

Online
Go to **www.investorvote.com/FNWB** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FNWB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For a three-year term:

01 - Dana D. Behar   02 - Cindy H. Finnie   03 - David T. Flodstrom

☐ **Mark here to vote FOR all nominees**   ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 P C F 4 1 3 5 5 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

030BAE

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of First Northwest Bancorp Shareholders

May 7, 2019, 4:00 p.m. (Pacific Time)
Red Lion Hotel, Juan de Fuca Room
221 N. Lincoln Street, Port Angeles, WA

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: https://www.snl.com/IRW/CustomPage/4343673/Index?KeyGenPage=1073752078

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FNWB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Revocable Proxy - First Northwest Bancorp

+

Notice of 2019 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2019

The undersigned hereby appoints the Board of Directors of First Northwest Bancorp ("First Northwest") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Red Lion Hotel, Juan de Fuca Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, May 7, 2019 at 4:00 p.m. (Pacific Time), and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 15, 2019 and the 2018 Annual Report to Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees listed and FOR proposals 2 and 3. If any other business is presented at the annual meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the undersigned be present and elect to vote at the annual meeting or any adjournment thereof, and after notification to the Secretary of First Northwest at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Notice to Participants in the First Northwest Bancorp Employee Stock Ownership Plan ("ESOP") and First Federal Savings & Loan Association of Port Angeles 401(k) Plan ("401(k) Plan"): Please be advised that each participant will be entitled to vote those shares allocated to his or her account. This proxy when properly executed will be voted as specified therein. If this voting instruction card is not properly completed and signed or if it is not timely received by the designated tabulator, shares allocated to a participant will be voted as follows: 401(k) Plan shares will be voted by the Trustee as directed by the Plan Administrator, and ESOP shares will be voted by the Trustee in the same proportion as shares for which the Trustee has received voting instructions. The proxies are authorized to vote upon such other matters as may properly come before the meeting. **The deadline to provide voting instructions for the shares in the foregoing plans is Thursday, May 2, 2019 at 10:00 a.m. (Pacific Time).**

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

+

First Northwest Bancorp

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For a three-year term:

01 - Dana D. Behar   02 - Cindy H. Finnie   03 - David T. Flodstrom

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

Proposal	For	Against	Abstain
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Proxy Statement	☐	☐	☐
3. Ratification of the appointment of Moss Adams LLP as the independent auditor for the year ending December 31, 2019	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 1 3 5 5 9

030BBE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: https://www.snl.com/IRW/CustomPage/4343673/Index?KeyGenPage=1073752078

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Revocable Proxy - First Northwest Bancorp

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2019

The undersigned hereby appoints the Board of Directors of First Northwest Bancorp ("First Northwest") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Red Lion Hotel, Juan de Fuca Room, located at 221 N. Lincoln Street, Port Angeles, Washington, on Tuesday, May 7, 2019 at 4:00 p.m. (Pacific Time), and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 15, 2019 and the 2018 Annual Report to Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees listed and FOR proposals 2 and 3. If any other business is presented at the annual meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the undersigned be present and elect to vote at the annual meeting or any adjournment thereof, and after notification to the Secretary of First Northwest at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Notice to Participants in the First Northwest Bancorp Employee Stock Ownership Plan ("ESOP") and First Federal Savings & Loan Association of Port Angeles 401(k) Plan ("401(k) Plan"): Please be advised that each participant will be entitled to vote those shares allocated to his or her account. This proxy when properly executed will be voted as specified therein. If this voting instruction card is not properly completed and signed or if it is not timely received by the designated tabulator, shares allocated to a participant will be voted as follows: 401(k) Plan shares will be voted by the Trustee as directed by the Plan Administrator, and ESOP shares will be voted by the Trustee in the same proportion as shares for which the Trustee has received voting instructions. The proxies are authorized to vote upon such other matters as may properly come before the meeting. **The deadline to provide voting instructions for the shares in the foregoing plans is Thursday, May 2, 2019 at 10:00 a.m. (Pacific Time).**

(Items to be voted appear on reverse side)